UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  May 20, 2016 (May 18, 2016)

CLEAN DIESEL TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33710	06-1393453
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1621 Fiske Place
Oxnard, California	93033
(Address of Principal Executive Offices)	(Zip Code)

(805) 639-9458

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On May 18, 2016, Clean Diesel Technologies, Inc. and Lon E. Bell, Ph.D., one of our directors, amended and restated the Convertible Promissory Note, dated April 11, 2016, that we previously issued to Dr. Bell in consideration of his loan to us of $500,000, to amend the conversion features contained therein.

The convertible promissory note (as amended and restated, the “Note”) provides for interest at a rate of 8% per annum, matures on September 30, 2017 (the “Maturity Date”) and bears no prepayment penalty. The Note, which originally had a floating conversion price, now permits Dr. Bell to convert the principal balance of the Note and any accrued interest thereon at any time before payment into shares of our common stock at a fixed conversion price of $0.71 per share (subject to adjustment for stock splits, reverse stock splits, and similar events) (the “Conversion Price”), which was the closing consolidated bid price of our common stock on the trading day immediately prior to the date of issuance. In addition, we have the right to mandatorily convert the principal balance of the Note plus any accrued interest into shares of our common stock at the Conversion Price upon the earlier of the Maturity Date and the closing of a Liquidity Event if, and only if, the Conversion Price is less than the average closing price of our common stock for the five consecutive trading days ending on the trading day immediately preceding the date we exercise our conversion rights.  A “Liquidity Event” is defined as a strategic investment in us or a public stock offering by us.

The foregoing description of the Note does not purport to be complete and is qualified in its entirety by reference to the full text of the Note. A copy of the Note is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

10.1                        Convertible Promissory Note of Clean Diesel Technologies, Inc., in the principal amount of $500,000, originally dated April 11, 2016 and amended and restated effective May 12, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 20, 2016	CLEAN DIESEL TECHNOLOGIES, INC.

	By:	/s/ David Shea
David Shea
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Convertible Promissory Note of Clean Diesel Technologies, Inc., in the principal amount of $500,000, originally dated April 11, 2016 and amended and restated effective May 12, 2016.